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                                                                     EXHIBIT 3.2


                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-2103460



                        THE COMMONWEALTH OF MASSACHUSETTS

                 OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE

                       MICHAEL JOSEPH CONNOLLY, SECRETARY

                ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108

                              ARTICLES OF AMENDMENT

                     GENERAL LAWS, CHAPTER 156B, SECTION 72


       This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

       We, Anthony F. DiFillippo, President, and William H. Gorham, Clerk, of Unifirst Corporation located at 68 Jonspin Road, Wilmington, Massachusetts 01887 do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on January 12, 1988, by vote of 4,212,143 shares of Common Stock out of 5,039,552 shares outstanding, being at least two-thirds of each class outstanding and entitled to vote thereon and of each class or series of stock whose rights are adversely affected thereby.(2)













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(2) For amendments adopted pursuant to Chapter 156B, Section 71.









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       TO CHANGE the number of shares and the par value, if any, of each class of stock within the corporation fill in the following:

       The total presently authorized is:

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                            NO PAR VALUE          WITH PAR VALUE
 KIND OF STOCK            NUMBER OF SHARES       NUMBER OF SHARES      PAR VALUE
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COMMON
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PREFERRED
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       Change the total to:

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                            NO PAR VALUE          WITH PAR VALUE
 KIND OF STOCK            NUMBER OF SHARES       NUMBER OF SHARES      PAR VALUE
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COMMON
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PREFERRED
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       Article 6 of the Restated Articles of Organization of UniFirst
Corporation (the "Company") is hereby amended by adding the following Article 6G thereto:

              Article 6G. LIMITATION OF LIABILITY OF DIRECTORS. No Director of this Company shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a Director notwithstanding any provision of law imposing such liability; provided, however, that this Article shall not eliminate or limit any liability of a Director (i) for any breach of the Director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 of the Massachusetts Business Corporation Law, or (iv) with respect to any transaction from which the Director derived an improper personal benefit.








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              The provision of this Article shall not eliminate or limit the liability of a Director of this Company for any act or omission occurring prior to the date on which this Article became effective. No amendment or repeal of this Article shall adversely affect the rights and protection afforded to a Director of this Company under this Article for acts or omissions occurring while this Article is in effect.

              If the Massachusetts Business Corporation Law is subsequently amended to further eliminate or limit the personal liability of directors or to authorize corporate action to further eliminate or limit such liability, then the liability of the Directors of this Company shall be eliminated or limited to the fullest extent permitted by the Massachusetts Business Corporation Law as so amended.

              This Article does not limit the Company's powers, or Directors' rights, under Article 6A of the Company's Restated Articles of Organization, or as otherwise permitted by law.






       The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

       IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 13th day of January, in the year 1988.




                                        /s/ Anthony F. DiFillippo
                                        ----------------------------------------
                                        Anthony F. DiFillippo, President




                                        /s/ William H. Gorham
                                        ----------------------------------------
                                        William H. Gorham, Clerk



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                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT

                    (General Laws, Chapter 156B, Section 72)


       I hereby approve the within articles of amendment and, the filing fee in the amount of $75.00 having been paid, said articles are deemed to have been filed with me this 20th day of January, 1988.




                                        /s/ Michael J. Connolly
                                        MICHAEL JOSEPH CONNOLLY
                                        Secretary of State











                         TO BE FILLED IN BY CORPORATION

                       PHOTO COPY OF AMENDMENT TO BE SENT

                         TO:

                             Raymond C. Zemlin, Esq.
                             Goodwin, Procter & Hoar
                             Exchange Place
                             Boston, MA 02109
                             Telephone: (617) 570-1512